Pricing Supplement No.             c03-1125
Pricing Supplement Dated:          November 25, 2003
Rule 424(b)(3)
File No.                           333-106272
(To Prospectus Supplement Dated September 22, 2003 and
Prospectus Dated June 30, 2003)
$5,000,000,000
Citigroup Global Markets Holdings Inc.
Retail Medium-Term Notes, Series C
Due Nine Months or More From Date of Issue
Trade Date:                        November 25, 2003
Issue Date:                        December  1, 2003
Form of Note:                      Global/Book-Entry Only
Calculation Agent:                 Citibank
Purchasing Agent: Citigroup, acting as principal


Minimum Denominations/Increments:  $1,000

Settlement Date:                   December  1, 2003

Following Business Day Convention

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CUSIP:                             17307XAT8
Aggregate Principal Amount:        USD 3,391,000.00
Price to Public:                   100%
Concession:                        1.0000%
Net Proceeds to Issuer:            USD 3,357,090.00
Interest Rate (per annum):         3.3500%
Interest Payment Frequency:        Semiannual
First Interest Payment Date:       June 15, 2004
Maturity Date:                     December 15, 2008
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Not Callable
--------------------------------------------------------------

CUSIP:                             17307XAU5
Aggregate Principal Amount:        USD 2,766,000.00
Price to Public:                   100%
Concession:                        1.5000%
Net Proceeds to Issuer:            USD 2,724,510.00
Interest Rate (per annum):         4.7500%
Interest Payment Frequency:        Semiannual
First Interest Payment Date:       June 15, 2004
Maturity Date:                     December 15, 2013
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Subject to redemption
at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning
December 15, 2005, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

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CUSIP:                             17307XAV3
Aggregate Principal Amount:        USD 4,089,000.00
Price to Public:                   100%
Concession:                        2.0000%
Net Proceeds to Issuer:            USD 4,007,220.00
Interest Rate (per annum):         5.2500%
Interest Payment Frequency:        Monthly
First Interest Payment Date:       January 15, 2004
Maturity Date:                     December 15, 2018
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Subject to redemption
at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning
December 15, 2006, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

--------------------------------------------------------------

CUSIP:                             17307XAW1
Aggregate Principal Amount:        USD 4,188,000.00
Price to Public:                   100%
Concession:                        2.5000%
Net Proceeds to Issuer:            USD 4,083,300.00
Interest Rate (per annum):         5.5000%
Interest Payment Frequency:        Semiannual
First Interest Payment Date:       June 15, 2004
Maturity Date:                     December 15, 2023
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Subject to redemption
at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning
December 15, 2007, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.